EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan of Extreme Networks, Inc. of our report dated September 19, 2003, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 29, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

February 9, 2004